EXHIBIT 4.35
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                      EXFO ELECTRO-OPTICAL ENGINEERING INC.

                            LONG TERM INCENTIVE PLAN


1.       PURPOSE OF THE PLAN

1.1 The purpose of the long-term incentive plan (the "PLAN") for directors, executive officers, employees and other persons or companies providing ongoing management or consulting services (the "CONSULTANTS") to EXFO Electro-Optical Engineering Inc. (the "CORPORATION") or to any of the Subsidiaries of the Corporation is to secure for the Corporation and its shareholders the benefit of an incentive to partake in share ownership by directors, executive officers and employees of the Corporation and its Subsidiaries, as the case may be, and by certain
         Consultants who provide services on a continuous basis. For the purposes of the Plan, "SUBSIDIARIES" shall mean (i) any legal entity of which the Corporation is the holder or the beneficiary, at the time of the granting of the option or RSUs, directly or indirectly, otherwise than by way of security only, of securities to which are attached over 50% of the votes enabling it to elect the majority of the directors of such entity as well as any subsidiary of such legal entity and (ii) any legal entity in which the Corporation or a subsidiary of the Corporation holds at least 50% of the voting rights or in which it has a majority interest and of which the Corporation or a subsidiary of the Corporation manages the operations.

2.       DEFINITIONS

         For the purposes of this Plan, the following terms shall have the following meanings:

         "Award" means the RSUs granted to an Eligible Participant under the Plan on an Award Date, evidenced by an Award Agreement and subject to the terms and conditions of the Plan and the Award Agreement;

         "Award Agreement" means an agreement, substantially in the form of the agreement set out in Schedule 2 to this Plan, entered into by an Eligible Participant and the Corporation pursuant to which an Award is granted to the Eligible Participant in accordance with the Plan, and containing such additional terms and conditions not inconsistent with the Plan as the Board shall deem desirable;

         "Award Date" means the date on which an Award is granted, which date may be on or, if determined by the Board at the time of grant, after the date that the Board resolves to grant the Award;

         "Board" means the board of directors of the Corporation;

         "Change of Control" shall have the meaning as set forth in Section 7;

         "Committee" means the Human Resources Committee composed solely of non-employee members or any other committee composed solely of non-employee members constituted from time to time at the Board's discretion to administrate the Plan;

         "Continuing Directors" shall have the meaning as set forth in Section 7.2;


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         "Consultants"  means persons or companies  providing ongoing management or consulting services to the Corporation;

         "Corporation" means EXFO Electro-Optical Engineering Inc.;

         "DSU" means Deferred Share Units that may be granted from time to time to non employee Directors of the Corporation pursuant to the provisions of a Deferred Share Unit Plan for the Directors;

         "Early  Expiry  Date"  shall  have the  meaning as set forth in Section
         5.3.2;

         "Early Vesting or Expiry Awards" shall have the meaning as set forth in
         Section 6.4;

         "Eligible  Participant"  means  any  officer,  employee,   non-employee
         director of the Corporation or Consultants designated by the Board as eligible to participate in the Plan;

         "Grant Date" means the date on which an Option is granted, which date may be on or, if determined by the Board at the time of grant, after the date that the Board resolves to grant the Option;

         "Option" means an option to subscribe Shares granted to an Eligible Participant pursuant to the terms of the Plan;

         "Optionee"   means  the   directors,   officers  or  employees  of  the
         Corporation or any of its Subsidiaries, as the case may be, or the Consultants to whom Options are granted;

         "Option Period" shall have the meaning as set forth in Section 5.3.1;

         "Plan" means the Long Term Incentive Plan of the Corporation, as amended;

         "Restricted Share Unit" or "RSU" means the right of an Eligible Participant to whom a grant of such unit is made to receive a Share on the Vesting Date (or Early Vesting Date, as the case may be) upon the attainment of specified performance objectives, if any, as determined by the Board in accordance with section 6, unless such unit expires prior to its Vesting Date. The Corporation shall have the option, at its entire discretion, and in replacement of Share, to provide the Eligible Participant with a cash equivalent to the EXFO Market Value of such Share on the Vesting Date (or Early Vesting Date, as the case may be);

         "RSU Holder" shall have the meaning as set forth in Section 6.2;

         "RSU Shares" means the Shares that an RSU Holder may receive pursuant to a particular Award Agreement;

         "Shares" means the Subordinate Voting Shares of the Corporation;

         "Subscription  Price"  shall  have the  meaning as set forth in Section
         5.2;

         "Subsidiaries" shall have the meaning as set forth in Section 1.


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3.       ADMINISTRATION

         The Plan shall be administered by the Corporation's Board of non-employee Directors (the "BOARD") or at the Board's decision by the Human Resources Committee composed solely of non-employee members or any other committee composed solely of non-employee members constituted from time to time (the "Committee"). The Board or the Committee shall have full and complete latitude to interpret the Plan and to establish the rules and regulations applying to it and to make all other determinations it deems necessary or useful for the administration of the Plan, including without limiting the scope of the foregoing and subject to subsection 5.3.3, to change an Early Expiry Date (as defined hereinafter) provided that such interpretations, rules, regulations and determinations shall be consistent with the relevant policy statements of the competent securities authorities and the rules of the stock exchanges on which the securities of the Corporation are listed.

4.       SHARES SUBJECT TO THE PLAN

         The shares subject to the Plan are the Subordinate Voting Shares (the "SHARES") of the Corporation. The total number of Shares that may be issued under the Plan and under the Deferred Share Unit Plan for the Directors shall not exceed 6,306,153 Shares of the Corporation, subject to the adjustment under Section 8, and no Eligible Participant shall hold in total options to purchase and RSUs representing more than 5% of the number of Shares issued and outstanding from time to time. All of the Shares covered by options that will have expired or have been cancelled shall become reserved Shares for the purposes of options or RSUs that may be subsequently granted under the terms of the Plan.

         For greater clarity, the issuance of Shares under the Plan shall be subject to the following:

         (i) the number of Shares reserved for issuance pursuant to options and RSUs granted to insiders of the Corporation shall not exceed 10% of the total issued and outstanding Shares;

         (ii) the issuance to insiders, within a one-year period, of a number of Shares shall not exceed 10% of the total issued and outstanding Shares; and

         (iii) the issuance to any one insider and such insider's associates, within a one-year period, of a number of Shares shall not exceed 5% of the total issued and outstanding Shares.


5.       OPTIONS

5.1      GRANT OF OPTIONS

         The Board or the Committee shall from time to time designate the directors, officers or employees of the Corporation or any of its Subsidiaries, as the case may be, or the Consultants to whom Options shall be granted (an "OPTIONEE") and the number of Shares covered by each of such option. Any Optionee may hold more than one option. The granting of each option shall be evidenced by a letter from the Corporation addressed to the Optionee setting forth the number of Shares covered by such option, the subscription price, the terms and conditions of exercise of the option and the option period.


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5.2      SUBSCRIPTION PRICE

         The subscription price of the Shares subject to an option shall be established by the Board of Directors or its designated Committee at the time of the grant, but such price shall not be less than the market price of the Shares at the date of the granting of the option (the "GRANT DATE"), calculated as the greater of the closing prices of the Shares on The Toronto Stock Exchange and the NASDAQ National Market on the last trading day preceding the Grant Date or, if the Shares did not trade on such last trading day, the greater of the average, rounded off to the nearest cent, of the bid and ask prices for the Shares on The Toronto Stock Exchange and the NASDAQ National Market at the close of trading on such last trading day preceding the Grant Date (the "SUBSCRIPTION PRICE").

         The closing price of the Shares or, as the case may be, the average of the bid and ask prices of the Shares at the close of trading on the NASDAQ National Market shall be converted into Canadian dollars at the noon buying rate of Federal Reserve Bank of New York on the Grant Date when such conversion is required.

5.3      OPTION PERIOD

5.3.1 Subject to the provisions of subsections 5.3.2 and 5.3.3, each option shall be exercisable during a period established by the Board or the Committee (the "OPTION PERIOD"); such period shall commence no earlier than the Grant Date and shall terminate no later than ten years after such date.

5.3.2 Notwithstanding the provisions of subsection 5.3.1, an option shall not be exercisable by an Optionee from and after each and every one of the following dates (an "EARLY EXPIRY DATE"), unless the Board or the Committee decides otherwise:

         5.3.2(a) in the case where the  Optionee is an officer or an  employee, the date on which the Optionee resigns and voluntary leaves his employment with the Corporation or one of its Subsidiaries, as the case may be, or the date on which the employment of the Optionee with the Corporation or one of its Subsidiaries is terminated for a good and sufficient cause, as the case may be;

         5.3.2(b) in  the  case  where  the   Optionee  is  a  director  of  the
                  Corporation or one of its Subsidiaries, as the case may be, but is not employed by either the Corporation or one of its subsidiaries, 30 days following the date on which such Optionee ceases to be a member of the Board of Directors for any reason other than death;

         5.3.2(c) (i) in the case where the Optionee is an officer or employee, 6 months following the date on which the Optionee's employment with the Corporation or any of its Subsidiaries, as the case may be, is terminated by reason of death or (ii) in the case where the Optionee is a director of the Corporation or any of its Subsidiaries, as the case may be, but is not employed by either the Corporation or any of its Subsidiaries, 6 months following the date on which such Optionee ceases to be a member of the Board of Directors by reason of death;


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         5.3.2(d) in the case where the Optionee is an officer or  employee,  30 days following the date on which the Optionee's employment with the Corporation or any of its Subsidiaries, as the case may be, is terminated for any cause or reason other than those mentioned in paragraphs 5.3.2(a) and 5.3.2(c), including, without limiting the scope of the foregoing, disability, illness, retirement or early retirement. Notwithstanding the foregoing, in case of retirement or early retirement of an officer or employee, the Board or the Committee may at its own discretion but subject to Section 3, extend the Early Expiry Date mentioned in this paragraph 5.3.2(d);

         5.3.2(e) in the case where the Optionee is a Consultant, 30 days following the date on which his contract as a Consultant is terminated or, as the case may be, 30 days following the receipt by the Consultant of a notice from the Corporation indicating that the options must be exercised within 30 days from the date of receipt of the notice.

5.3.3 The rules set forth in paragraph 5.3.2 shall not be interpreted in such a manner as to extend the Option Period beyond 10 years.

5.3.4 All rights conferred by an option not exercised at the termination of the Option Period or from and after any Early Expiry Date shall be forfeited.

5.3.5    EXERCISE OF OPTIONS

(a) Subject to the provisions of section 5.3, an option may be exercised in whole, at any time, or in part, from time to time, during the Option Period, but in all cases in accordance with the exercise frequency established by the Board or the Committee and applicable at the time of the grant.

(b) An option may be exercised by forwarding a duly executed subscription form as attached hereto as Schedule 1 (the "Subscription Form") to the Secretary of the Corporation. Such Subscription Form shall set forth the number of Shares so subscribed and the address to which the Share Certificate is to be delivered. The Subscription Form shall also be accompanied by a certified cheque made payable to the Corporation in the amount of the Subscription Price. The Corporation shall cause a certificate for the number of Shares specified in the Subscription Form to be issued in the name of the Optionee and delivered to the address specified in the Subscription Form no later than 10 business days following the receipt of such Subscription Form and cheque.

5.3.6    NO ASSIGNMENT

         No option or interest therein shall be assignable for purpose of transfer of guarantee or otherwise by the Optionee other than by will or the operation of applicable legal dispositions regarding succession.

5.3.7    NOT A SHAREHOLDER

         An Optionee shall have no rights as a shareholder of the Corporation with respect to any Shares covered by his/her option until he/she shall have become the holder of record of such Shares.


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

6.       GRANT OF RSU AWARDS

6.1      GRANT OF AWARDS

         The Board shall from time to time designate the Eligible Participants to whom a grant of RSUs shall be made and shall determine the number of RSUs granted under the Award. The Board shall further have discretion to establish at the time of grant, within the restrictions set forth in the Plan, the Award Date, the Vesting Date, the performance objectives which must be attained for the Award to vest, if any, and other particulars applicable to an Award granted hereunder.

6.2      AWARD AGREEMENT

         Upon the grant of an Award, the Corporation will deliver to the Eligible Participant selected to receive same an Award Agreement dated as of the Award Date, containing the terms of the Award and executed by the Corporation, and upon delivery to the Corporation of the Award Agreement executed by the Eligible Participant in question, the Eligible Participant in question will be an RSU Holder under the Plan and, subject to vesting, have the right to receive the RSU Shares (or, at the Corporation's option, cash equal to the EXFO Market Value of such Shares on the Vesting Date (or the Early Vesting Date, as the case may be) on the terms set out in the Award Agreement and in the Plan.

6.3      VESTING DATE

         The Vesting Date of an Award will be determined by the Board at the time of grant, subject however to a minimum term of three years and a maximum term of ten years from the Award Date and will be subject to the provisions of section 6.4 relating to early vesting or expiry.

6.4      EARLY VESTING OR EXPIRY OF AWARDS

(a) Unless otherwise determined by the Board at or after the time of grant, and subject to the minimum and maximum term referred to at section 6.3 hereof, except for events described in section 6.4 (b) where minimum term is not applicable:

         (i) Where vesting of an Award is subject to the attainment of performance objectives, such Award, or part thereof, shall expire on the Vesting Date if such performance objectives have not been attained or shall be postpone at a further Vesting Date as determined by the Board from time to time, the whole in accordance with the terms and conditions of the applicable Award Agreement.

         (ii) Any Award, whether or not subject to the attainment of performance objectives, shall expire immediately upon the RSU Holder thereof ceasing to be an Eligible Participant as a result of being dismissed from his office or employment for cause.

         (iii) Any Award, whether or not subject to the attainment of performance objectives, shall vest before its Vesting Date or expire, as the case may be, in the following events and manner:


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                  (1)      if an RSU Holder  resigns  and  voluntary  leaves his
                           office or employment, the Award held by such RSU Holder shall expire immediately on the date he resigns and leaves his office or employment;

                  (2) if an RSU Holder is dismissed without cause, the Award held by such RSU Holder shall vest immediately on the date of dismissal in accordance with section 6.4(b);

                  (3) if an RSU Holder dies or his employment with the Corporation is terminated due to Permanent Disability, the Award held by such RSU Holder shall vest immediately on the date of the death of the RSU Holder or on the date of termination, as the case may be, in accordance with section 6.4(b) or as established by the Board from time to time; and

                  (4) if an RSU Holder attains the normal retirement age established by the Corporation from time to time, the Award held by such RSU Holder shall vest immediately on the date of retirement in accordance with section 6.4(b).

(b) In the case of the occurrence of an event contemplated in sections 6.4(a)(iii)(2), (3) and (4), and notwithstanding anything to the contrary herein provided, the RSU Holder (or, if deceased, his legal representative) of such early vesting Award shall be entitled to receive, on the date of the death of the RSU Holder, the date of termination due to Permanent Disability, the date of retirement the date of dismissal without cause or the date of the Change of Control, as the case may be (each an "Early Vesting Date"), the number of Shares (or, at the Corporation's option, cash equal to the EXFO Market Value of such Shares on the Early Vesting Date) equal to:

                                                  _____                                         ______
                                                 |                                                    |
                                                 |    Number of days elapsed between the Award        |
            The number of RSU Shares             |                  Date and the                      |
            underlying the Award          X      |               Early Vesting Date                   |
                                                 |   ---------------------------------------------    |
                                                 |     Number of days in the Vesting Period of        |
                                                 |                   such Award                       |
                                                 |_____                                         ______|

            unless otherwise determined by the Board at or after the time of the grant.

6.5      NON-ASSIGNABLE

         An Award will not be assignable. Notwithstanding the foregoing, in the case where an RSU Holder dies and the vesting of his Award is accelerated in the manner set forth in section 6.4(a)(iii)(3), his legal representative shall have the rights of such RSU Holder under the Plan and the Award Agreement.

6.6      NO IMPLIED RIGHTS

         An RSU Holder will only have rights as a shareholder of the Corporation with respect to those of the RSUs Shares, if any, that the RSU Holder has received upon the vesting of an Award in accordance with its terms.

         Nothing in this Plan or in any Award Agreement will confer or be construed as conferring on an RSU Holder any right to remain as an officer, key employee or non-employee director of the Corporation, or an Eligible Participant the right to be granted Options or Awards hereunder.


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6.7      VESTING OF THE AWARD

         Unless an Award has  expired in  accordance  with  sections  6.4(a)(i),
         (ii), and (iii) (1), the Corporation shall not later than five (5) business days after the Vesting Date (or after the Early Vesting Date, as the case may be):

(a) issue from treasury the number of RSU Shares represented by such vested Award (or the number of Shares determined in accordance with section 6.4(b), as the case may be) and direct its transfer agent to issue a certificate in the name of the RSU Holder of such vested Award (or, if deceased, his legal representative) which will be issued as fully paid and non-assessable Shares; or

(b) purchase the number of RSU Shares represented by such vested Award (or the number of Shares determined in accordance with section 6.4(b), as the case may be) on the secondary market for delivery to the RSU Holder of such vested Award (or, if deceased, his legal representative); or

(c) unless the Award Agreement provides otherwise, pay to the RSU Holder of such vested Award (or, if deceased, his legal representative), an amount in cash equal to the EXFO Market Value on the Vesting Date (or the Early Vesting Date, as the case may be) of the Shares represented thereby.

         Whether an Award is settled in accordance with sections 6.7(a),  (b) or
         (c) shall be at the entire discretion of the Corporation.

7.       CHANGE OF CONTROL

7.1      FOR THE PURPOSES OF THIS SECTION 7, "CHANGE OF CONTROL" SHALL MEAN:

         7.1.1 the acquisition by any person or entity, or any persons or entities acting jointly or in concert, whether directly or indirectly, of voting securities of the Corporation which together with all other voting securities of the Corporation held by such persons or entities, constitute, in the aggregate, either (a) fifty percent (50%) or more of the votes attached to all outstanding voting securities of the Corporation, or (b) forty percent (40%) or more of the votes attached to all outstanding voting securities of the Corporation and is followed within twenty-four (24) months by changes of the members of the Board resulting in a change of the majority of the Board;

         7.1.2 an amalgamation, arrangement or other form of business combination of the Corporation with another entity which results in the holders of voting securities of that other entity holding, in the aggregate, either (a) fifty percent (50%) or more of the votes attached to all outstanding voting securities of the entity resulting from the business combination, or (b) forty percent (40%) or more of the votes attached to all outstanding voting securities of the entity resulting from the business combination and is followed within twenty-four (24) months by changes of the members of the Board resulting in a change of the majority of the Board;


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         7.1.3    any event or series of events (which event or series of events may include, without limitation, a proxy fight or proxy solicitation with respect to the election of directors of the Corporation made in opposition to the nominees recommended by the Continuing Directors during any period of twenty-four (24) consecutive months) as a result of which a majority of the members of the Board consists of individuals other than Continuing Directors; or

         7.1.4 the sale, lease or exchange of all or substantially all of the property of the Corporation to another person or entity, other than in the ordinary course of business of the Corporation or any of its Subsidiaries.

7.2 For the purposes of this section 7.2, "CONTINUING DIRECTORS" shall mean with respect to any period of twenty-four (24) consecutive months, (a) any members of the Board on the first (1st) day of such period, (b) any members of the Board elected after the first (1st ) day of such period at any annual meeting of shareholders who were nominated by the Board or a committee thereof, if a majority of the members of the Board or such committee were Continuing Directors at the time of such nomination, and (c) any members of the Board elected to succeed Continuing Directors by the Board or a committee thereof, if a majority of the members of the Board or such committee were Continuing Directors at the time of such election.

7.3 Notwithstanding any provisions to the contrary contained in this Plan, the Board or the Committee shall have the power to accelerate the time at which an option or RSU may first be exercised or the time during which an option or RSU or any part thereof will become exercisable including, without limitation, prior to or in connection with a Change of Control.

8.       EFFECTS OF ALTERATION OF SHARE CAPITAL

         In the event of any change in the number of outstanding Shares of the Corporation by reason of any stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of Shares or other similar change, subject to the prior approval of the competent regulatory authorities, an equitable adjustment shall be made by the Board or the Committee in the maximum number or kind of Shares issuable under the Plan or subject to outstanding RSUs or options and in the Subscription Price of such Shares for purposes of the options. Such adjustment will be definitive and mandatory for the purposes of the Plan.

9.       AMENDMENT AND TERMINATION

9.1 The Board or the Committee may, at any time, with the prior approval of the competent regulatory authorities, amend, suspend or terminate the Plan in whole or in part. Subject to the provisions of section 9, any material amendment (including an increase in the maximum number of Shares issuable under the Plan) or a reduction in the Subscription Price of an option (other than for standard anti-dilution purposes) or a change in the terms of a RSU award shall be approved by a majority of votes cast at a meeting of shareholders of the Corporation.

9.2 In addition to the foregoing, any material amendment to a RSU award or an option held by an insider (within the meaning of the SECURITIES ACT (Quebec)) (other than a person who is an insider solely by virtue of being a director or an executive officer of a Subsidiary of the Corporation) or an associate of an insider, including a change in the

         Subscription Price or expiry date, shall be approved by a majority of votes cast at a meeting of shareholders of the Corporation, other than votes attaching to Shares beneficially owned by the insider and the insider's associates.

9.3 For the purposes of this section 9, an amendment does not include an accelerated expiry of an option or RSU or change of the time during which an option or RSU may first be exercised or time during which an option or RSU or any part thereof will become exercisable as provided for herein.

9.4 The shareholders' approval of an amendment may be given by way of confirmation at the next meeting of shareholders after the amendment is made, provided that no Shares are issued pursuant to the amended terms prior thereto.

10.      FINAL PROVISIONS

10.1     The  Corporation's  obligation to issue options granted or Shares under the terms of the Plan is subject to all of the applicable laws, regulations or rules of any governmental regulatory agency or other competent authority in respect of the issuance or distribution of securities and to the rules of any stock exchange on which the Shares of the Corporation are listed. Each Optionee shall agree to comply with such laws, regulations and rules and to provide to the Corporation any information or undertaking required to comply with such laws, regulations and rules.

10.2 The participation in the Plan of a director, an executive officer or an employee of the Corporation or any of its Subsidiaries, as well as any Consultant, shall be entirely optional and shall not be interpreted as conferring upon a director, an executive officer or an employee of the Corporation or any of its Subsidiaries, as well as any Consultant, any right or privilege whatsoever, except for the rights and privileges set out expressly in the Plan. Neither the Plan nor any act that is done under the terms of the Plan shall be interpreted as restricting the right of the Corporation or any of its Subsidiaries to terminate the employment of an executive officer or employee at any time, as well as any contractual relationship with any Consultant. Any notice of dismissal given to an executive officer or employee, as well as to any Consultant, at the time his/her employment is terminated, or any payment in the place and stead of such notice, or any combination of the two, shall not have the effect of extending the duration of the employment or the contractual relationship for purposes of the Plan.

10.3 No director, executive officer or employee of the Corporation or any of its Subsidiaries, as well as any Consultant, shall acquire the automatic right to be granted one or more options or RSUs under the terms of the Plan by reason of any previous grant of options or RSUs under the terms of the Plan.

10.4 The Plan does not provide for any guarantee in respect of any loss or profit that may result from fluctuations in the price of the Shares.

10.5     (i)      The   Corporation  and  its   Subsidiaries   shall  assume  no
                  responsibility   as   regards   the  tax   consequences   that
                  participation in the Plan will have for a director, an executive officer or an employee of the Corporation or any of its Subsidiaries, as well as any Consultant, and such persons are urged to consult their own tax advisors in such regard.

         (ii) A plan participant may be required to pay to the Corporation or any subsidiary and the Corporation or any Subsidiary shall have the right and is hereby authorized to withhold from any Shares or other property deliverable under any Option or RSU or from any compensation or other amounts owing to a plan participant the amount (in cash or Shares) of any required tax withholding and payroll taxes in respect of an Option, its exercise, or any payment or transfer under an Option or in respect of a RSU and to take such other action as may be necessary in the opinion of the Corporation to satisfy all obligations for the payment of such taxes.

         (iii) Without limiting the generality of clause (ii) above a plan participant may satisfy, in whole or in part, the foregoing withholding liability (but no more than the minimum required withholding liability) by delivery of Shares owned by the plan participant with a fair market value equal to such withholding liability (provided that such Shares are not subject to any pledge or other security interest and have either been held by the plan participant for 6 months, previously acquired by the plan participant on the open market or meet such other requirements as the Committee may determine necessary in order to avoid an accounting earnings charge), or by having the Corporation withhold from the number of Shares otherwise issuable pursuant to the exercise or settlement of the Option or RSU award a number of Shares with a fair market value equal to such withholding liability.

10.6 The Plan and any option or RSU granted under the terms of the Plan shall be governed and interpreted according to the laws of the province of Quebec and the laws of Canada applicable thereto.

10.7 The Plan is dated as of May 25, 2000 and amended as of January 9, 2004 and amended as of January 12, 2005.

                      EXFO ELECTRO-OPTICAL ENGINEERING INC.

                                STOCK OPTION PLAN

                                SUBSCRIPTION FORM


                                                                _______________
                                                                    (DATE)
EXFO ELECTRO-OPTICAL ENGINEERING INC.
400 Avenue Godin
Vanier, Quebec
G1M 2K2

ATTENTION OF THE SECRETARY

         I, the undersigned,_________________________, hereby subscribe for out of the ______________Subordinate Voting Shares of EXFO Electro-Optical Engineering Inc. (the "Corporation") to which I am entitled to subscribe pursuant to an option granted on ___________ in accordance with the terms and conditions mentioned in paragraph 7.2 of the Corporation's Stock Option Plan. I enclose herewith my certified cheque (or money order) made payable to the order of EXFO Electro-Optical Engineering Inc., in the amount of $________ in payment of the said subscription.

                                        (X)
                                        ----------------------------------------
                                        (SIGNATURE)


                                        ----------------------------------------
                                        (NUMBER)   (STREET)


                                        ----------------------------------------
                                        (CITY)     (PROVINCE)      (POSTAL CODE)


                                        (    )
                                        ----------------------------------------
                                        (TELEPHONE)

                      EXFO ELECTRO-OPTICAL ENGINEERING INC.

                                   SCHEDULE 2

                             FORM OF AWARD AGREEMENT
                            LONG TERM INCENTIVE PLAN

         This Award Agreement is entered into between EXFO (the "Corporation") and the RSU Holder named below pursuant to the Long Term Incentive Plan of the Corporation (the "Plan"), a copy of which is attached hereto, and confirms that:

         1.       on______________________(the "Award Date");
         2.       ________________________(the "RSU Holder");
         3. was granted _______________________ non-assignable restricted shares units (the "Award");
         4.       vesting of the Award shall:
         |_| not be subject to the attainment of performance objectives; or |_| be subject to the attainment of the following performance
              objectives:

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------;

         5.       the Award shall vest at 5:00 P.M., Eastern Time

                  ________________________________
                  (the "Vesting Date");

         all on the terms and subject to the conditions set out in the Plan. By signing this agreement, the RSU Holder acknowledges that he or she has read and understands the Plan, and agrees to be bound thereby.

         This Agreement and all related documents have been drawn up in the English language at the specific request of the parties hereto. La presente entente, ainsi que tout autre document y afferent, ont ete rediges en langue anglaise a la demande expresse des parties.

         IN WITNESS WHEREOF the Corporation and the RSU Holder have executed this Award Agreement as of_________________________

By:_______________________________


By:_______________________________


__________________________________
Name of RSU Holder

__________________________________
Signature of RSU Holder